Exhibit 5.1

MATTHEW T. BROWNE

(858) 550-6045

mbrowne@cooley.com

November 14, 2007

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Ladies and Gentlemen:

We have acted as counsel to Verenium Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of up to $150,000,000 aggregate offering price of:

•	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

•

subordinated debt securities, in one or more series (the “Subordinated Debt Securities”), which may be issued under the Indenture (including any supplements thereto, the “Subordinated Indenture”) dated as of the date hereof, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), filed as Exhibit 4.16 to the Registration Statement;

•

senior debt securities, in one or more series (the “Senior Debt Securities” and, together with the Subordinated Debt Securities, the “Debt Securities”), which may be issued under the Indenture (including any supplements thereto, the “Senior Indenture”) dated as of the date hereof, between the Company and the Trustee, filed as Exhibit 4.15 to the Registration Statement; and

•

warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”), which may be issued pursuant to warrant agreements to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreements”), between the Company and a bank or trust company as warrant agent (the “Warrant Agent”), filed as Exhibits 4.12, 4.13 and 4.14 to the Registration Statement.

The Registration Statement, including the Prospectus as supplemented from time to time by various Prospectus Supplements, also provides for the registration of up to 3,000,000 shares of Common Stock that may be sold by certain selling stockholders identified in the Registration Statement (the “Selling Stockholder Shares”).

The Common Stock, the Preferred Stock, the Subordinated Debt Securities, the Senior Debt Securities, the Warrants and the Selling Stockholder Shares are collectively referred to herein as the “Securities.” The

4401 EASTGATE MALL, SAN DIEGO, CA 92121     T: (858) 550-6000     F: (858) 550-6420     WWW.COOLEY.COM

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November 14, 2007

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Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought independently to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than the due authorization, execution and delivery by the Company of the Senior Indenture and the Subordinated Indenture). With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock) is cash in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of the Preferred Stock is cash in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants and the related Warrant Agreements will be executed in the forms filed as exhibits to the Registration Statement. With respect to our opinion as to any shares of Common Stock issuable upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such Preferred Stock or Debt Securities or Warrants, as applicable, is cash in an amount (on an as-converted to Common Stock basis) that is not less than the par value of the Common Stock.

With regard to our opinion in paragraph 5 below, we have examined and relied upon a certificate executed by an officer of the Company to the effect that the consideration for the Selling Stockholder Shares was received by the Company in accordance with the provisions of the applicable Board of Directors’ resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus

4401 EASTGATE MALL, SAN DIEGO, CA 92121     T:(858) 550-6000    F:(858)550-6420    WWW.COOLEY.COM

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Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of such Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (“Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for such Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of such Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Debt Securities under the Senior Indenture or the Subordinated Indenture in accordance with their terms, or upon exercise of any Warrants under the Warrant Agreements in accordance with their terms will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of such Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Preferred Stock do not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of such Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities under the Senior Indenture or the Subordinated Indenture in accordance with their terms, or upon exercise of any Warrants under the Warrant Agreements in accordance with their terms will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any supplemental indenture to the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii)

4401 EASTGATE MALL, SAN DIEGO, CA 92121     T:(858) 550-6000    F:(858)550-6420    WWW.COOLEY.COM

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November 14, 2007

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any supplemental indenture to the Subordinated Indenture or the Senior Indenture, as applicable, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of such Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with the Subordinated Indenture and the Senior Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreements, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreements have been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreements, in substantially the form filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of such Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreements so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreements and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreements and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar

4401 EASTGATE MALL, SAN DIEGO, CA 92121     T:(858) 550-6000    F:(858)550-6420    WWW.COOLEY.COM

Verenium Corporation

November 14, 2007

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laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Matthew T. Browne
Matthew T. Browne

4401 EASTGATE MALL, SAN DIEGO, CA 92121     T:(858) 550-6000    F:(858)550-6420    WWW.COOLEY.COM